RESTATED BYLAWS (COMPOSITE)

                                       OF

                           KINNARD INVESTMENTS, INC.



                                   ARTICLE 1.

                                    OFFICES

         1.1) Offices. The principal office of the corporation shall be 110 South Seventh Street, Minneapolis, Minnesota, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.


                                   ARTICLE 2.

                            MEETINGS OF SHAREHOLDERS

         2.1) Annual Meeting. The annual meeting of the shareholders of the corporation entitled to vote shall be held at the principal office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, or by written consent of all the shareholders entitled to vote thereat, at such time on such day during the month of May of each year (other than a Saturday, Sunday or holiday), or during such other month as shall be determined by the Board of Directors. At the annual meeting, the shareholders, voting as provided in the Articles of Incorporation, shall elect directors and shall transact such other business as shall properly come before the meeting.

         2.2) Special Meetings. Special meetings of the shareholders entitled to vote shall be called by the Secretary at any time upon request of the Chairman of the Board, the President or the Board of Directors (acting upon majority vote), or upon request by shareholders holding ten percent (10%) or more of the voting power of the shareholders.

     2.3) Notice of Meetings. There shall be mailed to each shareholder entitled to vote, at his address as shown by the books of the corporation, a notice setting out the place, date and hour of the annual meeting or any special meeting, which notice shall be mailed at least seven (7) days prior to the date of the meeting; provided, that (i) notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least two (2) weeks prior thereto, (ii) notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least ten (10) days prior thereto, and (iii) notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least ten (10) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the notice. Attendance at a meeting by any shareholders, without objection in writing by him, shall constitute his waiver of notice of the meeting.

         2.4) Quorum and Adjourned Meetings. The holders of twenty-five percent (25%) of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of voting shares shall be represented. At such adjourned meetings at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the original meeting.

         2.5) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation except as may be otherwise required to provide for cumulative voting (if not denied by the Articles). Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws. Except as may otherwise be required to conform to cumulative voting procedures, directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

         2.6) Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.

         2.7) Order of Business.  The suggested  order of business at the annual
meeting  and,  to  the  extent  appropriate,   at  all  other  meetings  of  the
shareholders shall, unless modified by the presiding chairman, be:

         (a)      Call of roll
         (b)      Proof of due notice of meeting or waiver of notice

         (c)      Determination of existence of quorum
         (d)      Reading and disposal of any unapproved minutes
         (e)      Annual reports of officers and committees
         (f)      Election of directors
         (g)      Unfinished business
         (h)      New business
         (i)      Adjournment.


                                   ARTICLE 3.

                                   DIRECTORS

     3.1) General Powers. The property, affairs and business of the corporation shall be managed by a Board of Directors.

         3.2) Number, Term and Qualifications. At each annual meeting the shareholders shall determine the number of directors, which shall not be less than the minimum required by law; provided, that between annual meetings the authorized number of directors may be increased by the shareholders or by the Board of Directors or decreased by the shareholders. Each director at each annual meeting of shareholders shall be elected for a term of one (1) year and shall hold office until his successor is elected and qualified, or until his resignation or removal as provided by statute.

         3.3) Vacancies. Vacancies on the Board of Directors shall be filled by the remaining members of the Board, though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of directors shall be filled by two-thirds (2/3) of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at their next annual meeting or at any special meeting duly called for that purpose.

         3.4) Quorum and Voting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining directors (provided such majority consists of not less than two directors) shall constitute a quorum. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     3.5) First Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose or organization, electing or appointing officers of the corporation, and transaction of other business, at the place where the shareholders' meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings or in a waiver of notice signed by all the directors.

         3.6) Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the entire Board of Directors. No notice need be given of any regular meeting.

         3.7) Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by any two (2) directors. Unless notice shall be waived by all directors, notice of such special meeting (including a statement of the purposes thereof) shall be given to each director at least twenty-four (24) hours in advance of the meeting if oral or three (3) days in advance of the meeting if by mail, telegraph or other written communication; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while he is in the armed forces of the United States or outside the continental limits of the United States. Attendance at a meeting by any director, without objection in writing by him, shall constitute a waiver of notice of such meeting.

         3.8) Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

         3.9) Executive Committee. The Board of Directors may, by the affirmative vote of the majority of the Board, designate two or more of its number to constitute an Executive Committee, which, to the extent determined by the affirmative vote of the majority of the Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

         3.10) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

                  (a)      Roll call
                  (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by President
                  (c)      Determination of existence of quorum
                  (d)      Reading and disposal of any unapproved minutes
                  (e)      Reports of officers and committees
                  (f)      Election of officers
                  (g)      Unfinished business

                  (h)      New business
                  (i)      Adjournment.


                                   ARTICLE 4.

                                    OFFICERS

         4.1) Number and Designation. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect or appoint a Chairman of the Board, one or more Vice Presidents, and such other officers and agents as it may from time to time determine. Any two of the offices except those of President and Vice president may be held by one person.

         4.2) Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect the officers provided for in Section 4.1 and such officers shall hold office until the next annual meeting of the Board or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

         4.3) Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, President or Secretary. The resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, acceptance of the resignation shall not be necessary to make it effective.

         4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors at any regular or special meeting.

         4.5) Chairman of the Board. The Board of Directors may, in its discretion elect one of its number as Chairman of the Board. The Chairman shall perform all duties as may from time to time be assigned to the Chairman by the Board.

     4.6) President. The President shall perform all duties as may from time to time be assigned to the President by the Board.

         4.7) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the powers and duties of the President.

     4.8) Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. He shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He may, with the Chairman of the Board, President or Vice President, sign all certificates representing shares of the corporation and shall perform the duties usually incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

         4.9) Treasurer. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed, and shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time. He shall have power to endorse for deposit the funds of the corporation as authorized by the Board of Directors. He shall render to the Chairman of the Board, President and the Board of Directors, whenever required, an account of all of his transactions as Treasurer and statements of the financial condition of the corporation, and shall perform the duties usually incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

         4.10) Other Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as the Board may deem advisable. Each officer, agent or employee so appointed shall hold office at the pleasure of the Board and shall perform such duties as may be assigned to him by the Board, Chairman of the Board or President.


                                   ARTICLE 5.

                                INDEMNIFICATION

     5.1) Indemnification of Directors and Officers. To the full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the corporation (defined to mean President, Executive Vice President, Secretary, Treasurer and such other officers as may be specifically designated by the Board of Directors from time to time) or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         5.2) Indemnification of Employees and Agents. Each person who is not eligible for indemnification pursuant to Section 5.1 above and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the corporation to the extent permitted and in accordance with the procedures described by Minnesota Statutes, Chapter 301, as amended from time to time, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         5.3) Nonexclusivity. The foregoing right of indemnification in the case of a director or officer and permissive indemnification in the case of an agent or employee shall not be exclusive of other rights to which a director, officer, employee or agent may be entitled as a matter of law.

         5.4) Advance Payments. To the full extent permitted by Minnesota Statutes, Section 301.095, as amended from time to time, or by other provisions of law, the corporation may pay in advance of final disposition expenses incurred in actions, suits and proceedings specified in Sections 5.1 and 5.2 above.

         5.5)  Insurance.  To the full extent  permitted by Minnesota  Statutes,
Section 301.095, as amended from time to time, or by other provisions of law, the corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person and incurred by such person in such capacity.

                                   ARTICLE 6.

                           SHARES AND THEIR TRANSFER

         6.1) Certificates of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by him. The certificates for such stock shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the corporation by the Chairman of the Board, President or a Vice President, and by the Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any other proper officer of the corporation thereunto authorized by the Board of Directors. Signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation. Certificates on which a facsimile signature of a former officer appears may be issued with the same effect as if he were such officer on the date of issue.

         6.2) Stock Record. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

         6.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the Secretary of the corporation or to the transfer agent, shall be so expressed in the entry of transfer.

         6.4) Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

     6.5) Treasury Stock. Treasury stock shall be held by the corporation subject to disposal by the Board of Directors in accordance with the Articles and these Bylaws, and shall not have voting rights nor participate in dividends.

     6.6) Inspection of Books by Shareholders. Shareholders shall be permitted to inspect the books of the corporation for a proper purpose at all reasonable times.


                                   ARTICLE 7.

                               GENERAL PROVISIONS

         7.1) Dividends. Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors may declare dividends from the net earnings or net assets of the corporation available for dividends whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

         7.2) Surplus and Reserves. Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors in its discretion may use and apply any of the net earnings or net assets of the corporation available for such purpose to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net earnings such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interests of the corporation.

     7.3) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

         7.4) Audit of Books and Accounts. The books and accounts of the corporation shall be audited at least once in each fiscal year or at such times as may be ordered by the Board of Directors.

         7.5) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

         7.6)     Securities of Other Corporations.

     (a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                  (b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


                                   ARTICLE 8.

                                    MEETINGS

         8.1) Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the actual required notice.

         8.2) Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communication technique.

         8.3) Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any lawfully constituted Executive Committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, by all of the directors, or by all of the members of such Executive Committee, as the case may be.

                                   ARTICLE 9.

                              AMENDMENTS OF BYLAWS

         9.1) Amendments. These Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.


                                    ** * **

         The undersigned, Gerald M. Gifford, Secretary of Kinnard Investments, Inc., hereby certifies that the foregoing Restated Bylaws were duly adopted as the Bylaws of the corporation by its sole shareholder on October 29, , 1979.



                                                     Gerald M. Gifford
                                                     Secretary


Attest:



President